Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

authID Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(a)	4,637,852	$1.19	$5,519,043.88	0.0001381	$762.18

Total Offering Amounts:							$5,519,043.88		762.18
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$762.18

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Offering Note(s)

(1)	Represents shares of common stock, par value $0.0001 per share (the “Common Stock”), of authID Inc. (the “Registrant”) being registered for resale by the selling stockholders identified in the registration statement, consisting of (i) 4,065,000 shares of Common Stock issuable upon exercise of the April 2026 Warrants (the “Warrant Shares”) and (ii) 572,852 shares of Common Stock issued or issuable as fee shares (the “Fee Shares”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions with respect to the shares of Common Stock being registered hereunder.

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on $1.19, the average of the high ($1.22) and low ($1.16) sale prices per share of the Common Stock as reported on the Nasdaq Capital Market on July 10, 2026, a date within five business days prior to the date of filing of this registration statement.

Calculated pursuant to Rule 457(c) under the Securities Act and Section 6(b) of the Securities Act at the fiscal year 2026 fee rate of $138.10 per $1,000,000 of the maximum aggregate offering price (i.e., 0.00013810), multiplied by the maximum aggregate offering price.